UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

CELLCEUTIX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52321	30-0565645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cumming Center, Suite 151-B
Beverly, MA 01915
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 236-8717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2014 the Board of Directors approved the appointment of Dr. William James Alexander as the Chief Operations Officer of Cellceutix Corporation for the term of one year effective October 27th, 2014. Dr. Alexander had been serving Cellceutix as a medical consultant since 2012. From June 2006 to June 2008 he served as Vice President, Clinical Development at BioCryst Pharmaceuticals. From July 2008 to present he operated as a sole proprietorship under the name of Alexander Pharma Consulting, LLC.

Dr. Alexander previously held clinical development and/or pharmacovigilance positions with SmithKline Beecham, Glaxo, Glaxo Wellcome, and BioCryst. He has contributed to clinical development programs supporting the approval of drugs for the treatment of bacterial and viral infections (HIV, herpes viruses, and influenza), asthma, COPD, and migraine. Dr. Alexander received his M.D. from the University of Mississippi and his M.P.H. from the University of Alabama at Birmingham. He is board certified in internal medicine and infectious diseases. From March 29, 2014 to October 24, 2014 he served as Senior Director, Medical Affairs, Chiesi, USA.

Pursuant to his employment agreement, Dr. Alexander received a stock grant of 50,000 shares and 50,000 stock options vesting during the next 12 months. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01. REGULATION FD DISCLOSURE.

In a Press Release Cellceutix Announced Positive Top-Line Data From Phase 2b ABSSSI Trial; Single-Dose Brilacidin Comparable to 7-Days of Daptomycin

The trial, which began in February, enrolled 215 subjects, with approximately 25% in each treatment arm. The primary endpoint was clinical success in the intent-to-treat population, defined as reduction of at least 20% in area of ABSSSI lesion, relative to baseline, when observed 48-72 hours after the first dose of study drug, and no rescue antibiotics administered. This is consistent with the 2013 Food and Drug Administration (FDA) guidance for ABSSSI studies and is the same endpoint used in recent approvals for ABSSSI drugs. All three Brilacidin treatment arms (two single-dose regimens and one three-day dose regimen) reached the primary endpoint, with the clinical success rate for each dosing regimen statistically comparable to the clinical success rate of the FDA-approved seven-day dosing regimen of daptomycin. All Brilacidin treatment regimens were well tolerated. There were six severe adverse events (SAE) reported across the study, none of which were considered related to Brilacidin by the principal investigator.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit
Number	Description
10-1	Employment Agreement Dr. William James Alexander,
99-1	Press release: Cellceutix Announces Positive Top-Line Data From Phase 2b ABSSSI Trial; Single-Dose Brilacidin Comparable to 7-Days of Daptomycin

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLCEUTIX CORPORATION

Date: October 23, 2014	By:	/s/ Leo Ehrlich
Leo Ehrlich
Chief Executive Officer